     As filed with the Securities and Exchange Commission on July 18, 1996.
                                             Registration No. 333-_______
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933
                            ------------------------

                         INSURANCE AUTO AUCTIONS, INC.
               (Exact name of issuer as specified in its charter)

         CALIFORNIA                                    95-3790111
(State or other jurisdiction of                     (I.R.S. Employer
incorporation or organization)                   Identification Number)

                          1270 WEST NORTHWEST HIGHWAY
                            PALATINE, ILLINOIS 60067
               (Address of principal executive offices)(Zip Code)

                              --------------------

                         INSURANCE AUTO AUCTIONS, INC.
                             1991 STOCK OPTION PLAN
                            (FULL TITLE OF THE PLAN)

                                JAMES P. ALAMPI
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                         INSURANCE AUTO AUCTIONS, INC.
                          1270 WEST NORTHWEST HIGHWAY
                            PALATINE, ILLINOIS 60067
                    (Name and address of agent for service)
                                 (847) 705-9550
         (Telephone number, including area code, of agent for service)

                              --------------------

                        CALCULATION OF REGISTRATION FEE


- ----------------------------------------------------------------------------------------------------------------------
- ----------------------------------------------------------------------------------------------------------------------
                                                           PROPOSED MAXIMUM    PROPOSED MAXIMUM
TITLE OF SECURITIES                      AMOUNT TO          OFFERING PRICE           AGGREGATE            AMOUNT OF
TO BE REGISTERED                      BE REGISTERED (1)     PER SHARE (2)        OFFERING PRICE (2)   REGISTRATION FEE
- ----------------------------------------------------------------------------------------------------------------------
Options to Purchase Common Stock       250,000 shares              N/A                   N/A                  N/A
Common Stock                           250,000 shares             $9.56              $2,390,000               $825
- ----------------------------------------------------------------------------------------------------------------------
- ----------------------------------------------------------------------------------------------------------------------

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 1991 Stock Option Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of Insurance Auto Auctions, Inc.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933 on the basis of the average of the high and low prices per share of Common Stock of Insurance Auto Auctions, Inc., on July 12, 1996, as reported by the Nasdaq National Market.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

               Insurance Auto Auctions, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

          a. The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995;

          b. The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1996;

          c.   The Registrant's Registration Statement No. 0-19594 on
               Form 8-A filed with the Commission on October 17, 1991, together with Amendments No. 1, 2 and 3 on Form 8 filed with the Commission on November 1, November 13, and November 15, 1991, respectively, in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock; and

          d. Any similar report filed subsequently with the Commission and distributed to the Registrant's shareholders.


               All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act") after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.   DESCRIPTION OF SECURITIES

               Not Applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

               Not Applicable.

Item 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

               The California General Corporation Law provides that directors will not be liable to the Registrant for monetary damages arising from a breach of their fiduciary duty as directors in certain circumstances, including such conduct during a merger or tender offer. Such limitation does not affect liability for any breach of a director's duty to the Registrant or its shareholders (i) with respect to approval by the director of any transaction from which he or she derives an improper personal benefit; (ii) with respect to any acts or omissions involving an absence of good faith, which he or she believes to be contrary to the best interests of the Company or its shareholders, which involve intentional misconduct or a knowing and culpable violation of law, which constitute an unexcused pattern of inattention that amounts to an abdication of his or her duty to the Registrant or its shareholders, or which show a reckless disregard for his or her duty to the Registrant or its shareholders in circumstances in which he or she was, or should have been, aware, in the ordinary course of performing his or her duties, of a risk of serious injury to the Registrant or its shareholders; or
(iii) based on transactions between the Registrant and its directors or another corporation with interrelated directors, or on improper distributions, loans or guarantees under applicable sections of the California Corporations Code. In addition, such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission, although in certain circumstances equitable relief may not be available as a practical matter. Such limitation may relieve the directors of monetary liability to the Registrant for grossly negligent conduct, including conduct in situations involving attempted takeovers of the Registrant. No claim or litigation is currently pending against the Registrant's directors that would be affected by such limitation of liability.

          Articles IV and V of the Amended Articles of Incorporation of the Registrant and Article VI of the Registrant's Amended and Restated Bylaws provide for indemnification of its directors, officers and other agents to the maximum extent permitted by the California Corporations Code. The underwriting agreement entered into by the Registrant and the other parties names therein in connection with the Registrant's initial public offering and secondary offerings of its shares of Common Stock provides for the underwriters to indemnify the Registrant, its directors and executive officers and other persons for certain liabilities, including liabilities arising under the Securities Act of 1933, as amended (the "1933 Act"). The amended and restated registration rights agreement entered into by the Registrant and certain of its shareholders also provides for indemnification by the Registrant in favor of such shareholders against certain liabilities, including liabilities arising under the securities laws. The Registrant also maintains insurance for the benefit of its current directors and officers that insures such persons against certain liabilities, including liabilities under the securities laws.

Item 7.   EXEMPTION FROM REGISTRATION CLAIMED

               Not Applicable.

Item 8.   EXHIBITS


EXHIBIT NUMBER    EXHIBIT
- --------------    -------

   5              Opinion and Consent of Gunderson Dettmer Stough
                  Villeneuve Franklin & Hachigian, LLP.

   23.1           Consent of Independent Auditors - KPMG Peat Marwick
                  LLP.

   23.2           Consent of Gunderson Dettmer Stough Villeneuve
                  Franklin & Hachigian, LLP is contained in Exhibit 5.

   24 Power of Attorney. Reference is made to page II-4 of this Registration Statement.

   99.1           Amended and Restated 1991 Stock Option Plan.

   99.2           Form of Notice of Grant with Option Agreement -
                  Employee (incorporated by reference to Exhibit 28.2 of Registration Statement No. 33-647444).

   99.3           Form of Notice of Grant with Option Agreement -
                  Officer (incorporated by reference to Exhibit 28.3 of Registration Statement No. 33-647444).

   99.4 Form of Notice of Grant with Option Agreement - Non-Employee Director (incorporated by reference to Exhibit 28.4 of Registration Statement No. 33-647444).

ITEM 9.   UNDERTAKINGS.

               A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change in such information in this Registration Statement; PROVIDED, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required by those clauses to be included in a post-effective amendment is contained in the periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant's 1991 Stock Option Plan.

               B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona tide offering thereof.

               C. Insofar as indemnification for liabilities arising under the 1933 Act maybe permitted to directors officers or controlling persons of the Registrant pursuant to the provisions and agreements summarized in Item 6 above or otherwise, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the 1933 Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palatine, State of Illinois, on this 18th day of July, 1996.

                                   INSURANCE AUTO AUCTIONS, INC.

                                   By:  /S/  James P. Alampi
                                        --------------------------------------
                                        James P. Alampi
                                        President and Chief Executive Officer



                               POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS

          That the undersigned officers and directors of INSURANCE AUTO AUCTIONS, INC., a California Corporation, do hereby constitute and appoint James
P. Alampi and Linda Larrabee, and each one of them, the lawful attorneys and agents, with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the 1933 Act, and any rules or regulations or requirements of the Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

          IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

          Pursuant to the requirements of the 1933 Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


SIGNATURES                      TITLE                          DATE
- ----------                      -----                          ----

/S/  James P. Alampi
- ------------------------------                                 July 18, 1996
James P. Alampi                 President, Chief Executive
                                Officer and Director
                                (Principal Executive Officer)
/S/  Linda Larrabee                                            July 18, 1996
- ------------------------------
Linda Larrabee                  Senior Vice President and
                                Chief Financial Officer
                                (Principal Financial and
                                Accounting Officer)

SIGNATURES                          TITLE                      Date
- ----------                          -----                      ----

/S/  Bradley S. Scott
- ------------------------------
Bradley S. Scott                    Chairman of the Board      July 18, 1996

/S/  Susan B. Gould
- ------------------------------
Susan B. Gould                      Director                   July 18, 1996

/S/  Melvin R. Martin
- ------------------------------
Melvin R. Martin                    Director                   July 18, 1996

/S/  Thomas J. O'Malia
- ------------------------------
Thomas J. O'Malia                   Director                   July 18, 1996

/S/  Christopher G. Knowles
- ------------------------------
Christopher G. Knowles              Director                   July 18, 1996

/S/  Glen E. Tullman
- ------------------------------
Glen E. Tullman                     Director                   June 24, 1996

/S/  Richard A. Rosenthal
- ------------------------------
Richard A. Rosenthal                Director                   July 18, 1996

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549


                                      EXHIBITS

                                         TO

                                      FORM S-8

                                        UNDER

                                SECURITIES ACT OF 1933

                             INSURANCE AUTO AUCTIONS, INC.

                                    EXHIBIT INDEX

EXHIBIT NUMBER    EXHIBIT                              SEQUENTIALLY
- --------------    -------                              NUMBERED PAGE
                                                       -------------

   5              Opinion and Consent of Gunderson
                  Dettmer Stough Villeneuve Franklin
                  & Hachigian, LLP.

   23.1           Consent of Independent Auditors -
                  KPMG Peat Marwick LLP.

   23.2           Consent of Gunderson Dettmer
                  Stough Villeneuve Franklin &
                  Hachigian, LLP is contained in
                  Exhibit 5.

   24             Power of Attorney.  Reference is
                  made to page II-4 of this
                  Registration Statement.

   99.1           Amended and Restated 1991 Stock
                  Option Plan.

   99.2           Form of Notice of Grant with
                  Option Agreement - Employee
                  (incorporated by reference to
                  Exhibit 28.2 of Registration
                  Statement No. 33-647444).

   99.3           Form of Notice of Grant with
                  Option Agreement - Officer
                  (incorporated by reference to
                  Exhibit 28.3 of Registration
                  Statement No. 33-647444).

   99.4           Form of Notice of Grant with
                  Option Agreement - Non-Employee
                  Director (incorporated by
                  reference to Exhibit 28.4 of
                  Registration Statement
                  No. 33-647444).